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Exhibit 3.3

ARTICLES OF INCORPORATION
OF
TAURUS ACQUISITION, INC.

        The undersigned, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such Corporation:

ARTICLE I
NAME

        The name of the Corporation is Taurus Acquisition, Inc.

ARTICLE II
DURATION

        The period of duration of the Corporation is perpetual.

ARTICLE III
PURPOSE

        The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV
CAPITAL STOCK

        A.    The maximum number of shares of capital stock which the Corporation is authorized to issue or to have outstanding at any time shall be 10,000 shares of Common Stock of the par value of $.01 each.

        B.    The shareholders of the Corporation shall not have preemptive rights to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

        C.    Cumulative voting shall not be allowed in the election of directors or for any other purpose.

ARTICLE V
LIABILITY OF DIRECTORS

        A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent otherwise expressly provided by the laws of the State of Texas, as such laws may now or hereafter exist. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI
INDEMNIFICATION AND INSURANCE

        The Corporation shall indemnify and advance expenses to and may provide indemnity insurance for persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as directors or officers of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. The Corporation may, but is not required to, indemnify, advance expenses to, and provide indemnity insurance for, persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as employees or agents of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. Any repeal or amendment of this Article shall operate prospectively only and shall not adversely affect any right to receive indemnification which then exists as a result hereof.

ARTICLE VII
MINIMUM CAPITAL

        The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000, consisting of money, labor done, or property actually received.

ARTICLE VIII
SHAREHOLDER CONSENT ELECTION

        It is hereby provided that, in accordance with Article 9.10.A of the Texas Business Corporation Act, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE IX
REGISTERED AGENT

        The address of the initial registered office of the Corporation is 5735 Pineland Drive, Suite 235, Dallas, Texas 75231, and the name of its initial registered agent at such address is T.W. Eubank.

ARTICLE X
INITIAL BOARD OF DIRECTORS

        The number of directors shall be fixed by, or in the manner provided in, the bylaws of the Corporation. The initial number of directors shall be one (1) until changed in accordance with the manner prescribed by the bylaws. The name and address of the person who is to serve as a director until the first annual meeting of shareholders, or until his successor is duly elected and qualified, are as follows:

Name	Address
T.W. Eubank	5735 Pineland Drive, Suite 235 Dallas, Texas 75231

ARTICLE XI
INCORPORATION

        The name and address of the incorporator are:

Name	Address
Jennifer T. Wisinski	901 Main Street Suite 3100 Dallas, Texas 75202

        IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of March, 2000.

/s/ Jennifer T. Wisinski Jennifer T. Wisinski, Incorporator

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  Exhibit 3.3
ARTICLES OF INCORPORATION OF TAURUS ACQUISITION, INC.
ARTICLE I NAME
ARTICLE II DURATION
ARTICLE III PURPOSE
ARTICLE IV CAPITAL STOCK
ARTICLE V LIABILITY OF DIRECTORS
ARTICLE VI INDEMNIFICATION AND INSURANCE
ARTICLE VII MINIMUM CAPITAL
ARTICLE VIII SHAREHOLDER CONSENT ELECTION
ARTICLE IX REGISTERED AGENT
ARTICLE X INITIAL BOARD OF DIRECTORS
ARTICLE XI INCORPORATION